Exhibit 10.11

CASH COLLATERAL PLEDGE AND SECURITY AGREEMENT

This CASH COLLATERAL PLEDGE AND SECURITY AGREEMENT dated as of December 17, 2010 (this “Agreement”) is executed by and between TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association in its capacity as Agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower is the owner of the account(s) with KeyBank National Association, a national banking association, as depository (in such capacity, “KeyBank”) as described on Exhibit A attached hereto, as such account may be amended, substituted, or replaced from time to time (collectively the “Accounts”);

WHEREAS, the Agent and the other Lenders party to the Credit Agreement have agreed to make a loan to the Borrower in the maximum principal amount of Thirty-Five Million and 00/100 Dollars ($35,000,000.00) (the “Loan”), as provided in that certain Revolving Credit Agreement of even date herewith, as may be amended from time to time (the “Credit Agreement”) and other loan documents of even date herewith, as may be amended from time to time (the “Loan Documents”);

WHEREAS, in order to induce the Agent and Lenders to make the Loan, the Borrower has agreed to enter into this Agreement and to pledge the Accounts as additional collateral for the Loan; and

WHEREAS, capitalized terms used herein, which are not defined herein, will have the same meaning as provided in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the making of the Loan by the Agent and Lenders, the parties hereto agree as follows:

SECTION 1. Pledge. In order (i) to secure the due and punctual payment and performance of the obligations and indebtedness of the Borrower under the Loan Documents; (ii) to secure the due and punctual payment and performance of all obligations of the Borrower contained herein; (iii) to secure the due and punctual payment and performance of all obligations of Borrower under any Hedging Agreement; and (iv) to secure the due and punctual payment and performance of all other indebtedness, liabilities, and obligations of the Borrower to the Agent, of every kind and description, whether direct, indirect, or contingent, whether now or hereinafter existing and howsoever evidenced or arising (all of the foregoing are hereafter collectively called the “Obligations”), Borrower, as debtor, hereby pledges, hypothecates, assigns, transfers, sets over unto the Agent, as secured party, and directs KeyBank to hold for the benefit of the Agent, and hereby grants to the Agent, a security interest in, the following (all of which shall be collectively called the “Collateral”):

(i) the Accounts (including, without limitation, the Distribution Account and the Property Acquisition Account) and all of the Borrower’s right, title and interest therein, all certificates (if any) representing the Accounts, and all cash, certificates, interest, dividends, deposits, deposit accounts, instruments, credits, investments, claims, contract rights, chattel paper (whether tangible or electronic), money market certificates, repurchase agreements, savings instruments, securities, securities entitlements, investment property, commercial paper, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, general intangibles and other property at any time and from time to time now or hereafter in the Accounts and all such property received, receivable or otherwise distributed in respect of, in substitution or in exchange for, or in replacement of the foregoing, and all supporting obligations; and

(ii) all proceeds of the foregoing.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, privileges and preferences appertaining or incidental thereto, unto the Agent, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

The parties acknowledge that a portion of the funds in the Distribution Account may consist of proceeds from Equity Issuances by TNP REIT (“Equity Raise Proceeds”). The parties further acknowledge that prospective investors (“Subscribers”) are subscribing to purchase Equity Interests in TNP REIT. Subscribers deposit subscription payments for such Equity Interests (“Subscription Payments”) with TNP REIT, and such subscriptions are contingent upon their acceptance by TNP REIT. Notwithstanding anything set forth herein to the contrary, Agent specifically acknowledges and agrees that its security interest in the Equity Raise Proceeds in the Distribution Account is expressly subordinate to the right of the Subscribers to receive refunds of their Subscription Payments in the event that their subscriptions are rejected by TNP REIT; provided, however, that within five (5) days after a subscription is rejected by TNP REIT it must inform Agent in writing of such rejection and the amount of the related refund. Such Subscription Payments relating to subscriptions rejected by TNP REIT are hereinafter referred to as “Rejected Subscription Payments”.

SECTION 2. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a)

As of the date funds are first placed in the Accounts, Borrower will be, and shall continue to be, the owner of the Collateral free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever (except in favor of Agent and except for the right of the Subscribers to receive refunds of their Subscription Payments in the event that their subscriptions are rejected by TNP REIT).

(b)

As of the date funds are first placed in the Accounts, Borrower has the full right, power and authority to pledge the Collateral and to grant the security interest in the Collateral as herein provided, subject to the right of the

Subscribers to receive refunds of their Subscription Payments in the event that their subscriptions are rejected by TNP REIT.

(c)

The execution, delivery and performance of this Agreement by Borrower will not violate any provision of any law, rule, or regulation or result in the violation of any mortgage, deed of trust, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which Borrower is subject or by which it or any of its property is bound.

(d)

From and after the date funds are first placed in the Accounts, Borrower shall not suffer or permit any lien or encumbrance to exist on or with respect to the Collateral (except in favor of Agent and except for the right of the Subscribers to receive refunds of their Subscription Payments in the event that their subscriptions are rejected by TNP REIT).

(e)	This Agreement constitutes the legal, valid and binding obligation of Borrower in accordance with the terms hereof and has been duly authorized, executed and delivered.

(f)

As of the date funds are first placed in the Accounts, subject to the right of the Subscribers to receive refunds of their Subscription Payments in the event that their subscriptions are rejected by TNP REIT, this Agreement will create a valid and perfected first priority security interest in and pledge of the Collateral enforceable against all third parties, and all action required to perfect fully the security interest so contemplated will have been taken and completed.

SECTION 3. Withdrawal of Funds; Appointment of Agents. The Accounts may be established due to the requirements of Section 5.20 of the Credit Agreement. The exact title of the Accounts should be substantially similar to that set forth on Exhibit A hereto. The Accounts shall be subject to withdrawal by order only of such officers and agents of the Agent as the Agent may designate from time to time for the purposes described herein and in the Loan Documents and Borrower shall not have the right to withdraw any funds from such Accounts unless so permitted, provided, however, that at such time as the Agent determines that any applicable conditions set forth in the Credit Agreement are satisfied, Borrower may request that monies be released from the Accounts and the Agent shall promptly release said monies to Borrower. The Agent shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing any of the Collateral, endorsed or assigned in blank or in favor of the Agent or any nominee or nominees of the Agent or an agent appointed by the Agent. In addition, the Agent shall at all times have the right to exchange certificates or instruments representing or evidencing Collateral for certificates of instruments of smaller or larger denominations for any purpose consistent with its performance of this Agreement.

SECTION 4. Investments. The Accounts shall be interest-bearing segregated accounts entitled as set forth on Exhibit A hereto or a reasonably similar title. This Collateral shall be invested in interest-bearing investments in the Agent’s discretion (and with Borrower’s reasonable approval, provided no Event of Default then exists and is continuing). All interest earned shall automatically become part of the Collateral. Agent may transfer Collateral into its name or that of its nominee and may receive the income and any distributions thereon to hold the same as collateral for the Obligations, only after an Event of Default has occurred and is continuing.

SECTION 5. Events of Default. Each of the following events (each an “Event of Default”) shall constitute an event of default hereunder:

(a)

default by Borrower in the observance or performance of any covenant or agreement herein contained which shall remain uncured thirty (30) days after the Agent has sent written notice of such default to the Borrower provided, however, if the failure cannot be corrected within said thirty (30) days, the Agent will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by the Borrower within said thirty (30) days and is being diligently pursued until such failure is corrected but in any event not more than one hundred twenty (120) days, or breach by Borrower of any material representation or warranty herein contained at the time made; or

(b)	the occurrence of any “Event of Default” as defined in any of the Loan Documents or under any other agreement now or hereafter evidencing or securing any of the Obligations; or

(c)	the making of any levy, seizure, or attachment of any of the Collateral that is not dismissed or bonded over (to Agent’s reasonable satisfaction) within thirty (30) days; or

(d)

except upon payment in full of the Obligations, and other than because of Agent’s gross negligence or willful misconduct, this Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny that it has any liability or obligation hereunder.

SECTION 6. Remedies upon Default. If an Event of Default shall have occurred and be continuing, then in addition to exercising any rights and remedies of a pledgee under the law in effect in the Commonwealth of Massachusetts the Agent may without further notice or demand upon the Borrower:

(a)

apply to the Obligations all or any part of the Collateral and proceeds thereof, whether before or after maturity of the Collateral and without regard to whether any penalty or premium may result from the liquidation of Collateral prior to its maturity (which liquidation the parties hereto agree shall constitute a commercially reasonable disposition of collateral); or

(b)

exercise any one or more of the rights and remedies of a secured party afforded by the Uniform Commercial Code, as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law. Agent shall give Grantor at least the greater of the minimum notice required by law or ten (10) days’ prior written notice of the date, time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition is to be made, which notice shall be given in any manner permitted for notices under the Loan Documents.

Expenses of enforcing the Agent’s rights hereunder including, but not limited to, preparation for sale, selling or the like and Agent’s reasonable attorneys’ fees, and other legal expenses shall be payable by Borrower and shall be secured hereby and by the Loan Documents.

SECTION 7. Use of the Accounts. The Accounts may be used for the payment of all normal service fees, maintenance fees, and transaction charges relating to the Collateral and as otherwise provided in the Credit Agreement and in Section 3 hereof.

SECTION 8. Exoneration, Indemnity. Neither the Agent, nor any director, officer, agent, or employee of the Agent, shall be liable to Borrower for any decline in value of any investment, loss thereon as a result of a disposition thereof or otherwise prior to payment by the issuer or obligor, or any action taken or omitted to be taken by it or them hereunder in connection herewith, except for its or their own gross negligence or willful misconduct; nor shall the Agent be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto or in connection herewith. The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Borrower agrees to defend, indemnify and hold harmless the Agent, and/or agent of the Agent from and against any and all liability incurred by the Agent (or such agent) hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of the Agent or such agents.

SECTION 9. The Agent Appointed Attorney-in-Fact. Borrower hereby appoints the Agent as Borrower’s attorney-in-fact (which power of attorney shall be exercisable during the continuance of an Event of Default) for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which it may deem reasonably necessary or advisable to accomplish the purposes hereof that Borrower does not promptly take or execute, which appointment is irrevocable and coupled with an interest, but such agency conferred by Borrower upon the Agent shall be automatically revoked upon payment in full of the Obligations. Without limiting the generality of the foregoing, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Borrower representing any dividend, interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

SECTION 10. No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Agent shall not be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order.

SECTION 11. Notices. All communications and notices hereunder shall be given in accordance with the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All notices, requests, demands and other communications provided for hereunder shall be effective upon receipt or refusal to accept delivery.

SECTION 12. Further Assurances. Borrower agrees to do such further act and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies hereunder. Borrower hereby consents and agrees that the issuers of or obligors in respect of the Collateral or any registrar or transfer agent or trustees for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent to after the occurrence and continuation of an Event of Default effect any transfer pursuant to Sections 4 and 6 hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Borrower or any other person to any of such issuers or obligors or to any such registrar or transfer agent or trustees.

SECTION 13. Release of Collateral. If the Obligations are paid in full, then the Agent shall promptly release to Borrower any remaining Collateral.

SECTION 14. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part hereof.

SECTION 15. Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed by a duly authorized officer of the Agent. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

SECTION 16. Severability. In case any lien, security interest or other right of any part hereto shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other lien, security interest or other right granted hereby.

SECTION 17. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses actually incurred by the Agent in connection with the preparation execution, delivery, administration, and enforcement of this Agreement and any related documents.

SECTION 18. Concerning Revised Article 9 of the Uniform Commercial Code.

(a) Perfection by Filing. The Agent may at any time and from time to time, file financing statements, continuation statements and amendments thereto which contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code as in effect in the state of organization of Borrower (“Article 9”) for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. Borrower agrees to furnish any such information to the Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Agent on behalf of Borrower and may be filed at any time in any jurisdiction whether or not Article 9 is then in effect in that jurisdiction.

(b) Other Perfection, etc. Borrower shall at any time and from time to time, whether or not Article 9 is in effect in any particular jurisdiction, take such steps as the Agent may reasonably request for the Agent (i) to obtain an acknowledgement, in form and substance satisfactory to the Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Agent, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9) with any agreements establishing control to be in form and substance satisfactory to the Agent, and (iii) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Article 9 in any jurisdiction.

(c) Savings Clause. Nothing contained in this Section 18 shall be construed to narrow the scope of the Agent’s security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Agent hereunder except (and then only to the extent) mandated by Article 9 to the extent then applicable.

(The next page is the signature page.)

IN WITNESS WHEREOF, the parties hereto have caused this Cash Collateral Pledge and Security Agreement to be duly executed as an instrument under seal as of the date first above written.

BORROWER:

TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

		By:	/s/ Christopher Cameron
Print Name: Christopher Cameron
Title: CFO-SRT, REIT

AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent

By:	/s/ Christopher T. Neil
Christopher T. Neil, Senior Relationship Manager